SEC File No. 333178628
		File under rule 424(b) (3)

	OVERSTAMP:  Effective May 18, 2012, the
                  companys name
                   has changed to Mako Hydrocarbons Ltd.
	EXHIBIT A



AMERICAN DEPOSITARY
SHARES (Each American Depositary
Share represents
20 deposited Shares)


THE BANK OF
NEW YORK
MELLON
AMERICAN
DEPOSITARY
RECEIPT FOR
ORDINARY
SHARES OF
MAKO
ENERGY
LIMITED
(ABN 33
009 218
955)
(INCORPORATED UNDER THE
LAWS OF THE COMMONWEALTH
OF AUSTRALIA)

The   Bank   of   New   York   Mellon,   as
depositary   (hereinafter   called   the


Depositary), hereby
certifies_____,or
 __________

 that registered assigns IS THE
OWNER OF






AMERICAN
DEPOSITAR
Y SHARES

representing deposited ordinary shares
(herein called Shares) of Mako Energy
Limited, incorporated under the laws of
the Commonwealth of Australia (herein
called the Company). At the date hereof, each American Depositary Share represents
20 Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal
Melbourne, Australia office of National
Australia Bank Ltd (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different
address than its principal executive office.
Its Corporate Trust Office is located at
101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York,
N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY
STREET, NEW
YORK, N.Y. 10286


1.  THE DEPOSIT
AGREEMENT.

            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued
upon the terms and conditions set forth
in the deposit agreement, dated as of
December 30, 2011 (herein called the
Deposit Agreement), by and among the
Company,  the  Depositary,  and  all
Owners and Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting
American Depositary Shares agrees to
become a party thereto and become bound
by all the terms and conditions thereof.
The Deposit Agreement sets forth the
rights of Owners and Holders and the
rights and duties of the Depositary  in
respect  of  the  Shares  deposited
thereunder  and  any  and  all  other
securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in
New York City and at the office of the
Custodian.

            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by
and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein and the terms deliver and surrender shall have the meanings set forth in the Deposit Agreement.

2.  SURRENDER OF
RECEIPTS AND
WITHDRAWAL OF
SHARES.

            Upon surrender at the
Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner of those American Depositary
Shares is entitled to delivery, to him, her or it or as instructed, of the amount of Deposited Securities at the time represented by those American
Depositary Shares for which this Receipt is issued. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary or at such other place as may be designated by such Owner, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.  TRANSFERS,
SPLITUPS, AND
COMBINATIONS OF
RECEIPTS. Transfers  of
American  Depositary
Shares  shall,  subject  to
the  terms  and
conditions of the Deposit Agreement be
registered on the books of the Depositary upon (i) in the case of certificated
American Depositary Shares, surrender of the Receipt evidencing those American
Depositary Shares, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary
Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and
Profile as provided in Section 2.11 of the Deposit Agreement), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America and upon payment of funds for any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may
establish for such purpose.  This Receipt
may be split into other such Receipts, or
may be combined with other such Receipts
into one Receipt, evidencing  the  same
aggregate  number  of  American
Depositary  Shares  as  the  Receipt  or
Receipts  surrendered.    The  Depositary,
upon surrender of a Receipt for the purpose of exchanging for uncertificated
American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the Owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced.
The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and
Profile as provided in Section 2.11 of
the Deposit Agreement) from the Owner
of uncertificated American Depositary
Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.
As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or splitup or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require (a) the production of proof satisfactory to it as to the identity and genuineness of any signature, (b) compliance with any laws or regulations, relating to depositary receipts in general or to the withdrawal or sale of Deposited Securities, (c) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assure compliance with the Securities
Act of 1933 and the rules and regulations thereunder and (d) compliance with such reasonable procedures, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

            The delivery of American
Depositary Shares against deposit of
Shares generally or against deposit of
particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding
American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding
American Depositary Shares and
withdrawal of Deposited Securities may
not be suspended subject only to (i)
temporary delays caused by closing the
transfer books of the Depositary or the
Company or the Foreign Registrar, if
applicable, or the deposit of Shares in
connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S.
or foreign laws or governmental
regulations relating to the American
Depositary Shares or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any
Shares which would be required to be
registered under the provisions of the
Securities Act of 1933 or applicable state securities laws for public offer and sale in the United States, unless a registration statement is in effect as to such Shares for such offer and sale.

4.  LIABILITY OF
OWNER FOR TAXES.

            If any tax or other
governmental charge shall become payable
with respect to any American  Depositary
Shares  or  any  Deposited  Securities
represented  by  any  American
Depositary Shares, such tax or other
governmental charge shall be payable by
the Owner to the Depositary.   The
Depositary may, and upon receipt of
instructions from the Company shall,
refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary
Shares until such payment is made, and
may withhold any dividends or other
distributions, or may sell for the account of the Owner any part or all of the Deposited
Securities represented by those American
Depositary Shares, and may apply such
dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and the Owner shall remain liable for any deficiency.

5.  WARRANTIES ON
DEPOSIT OF SHARES.

            Every person depositing
Shares under the Deposit Agreement shall be deemed thereby to represent and warrant, that such Shares and proper evidence of title therefore, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and delivery of American
Depositary Shares.

6.  FILING PROOFS,
CERTIFICATES, AND
OTHER INFORMATION.

            Any  person  presenting
Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the laws of the Commonwealth of Australia, the constitution or similar document of the Company and exchange control regulations, as indicated to the Depositary by the Company, or such information relating to the registration on the books of the Company or the Foreign
Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the
Depositary may deem necessary or proper
or as the Company may reasonably
instruct the Depositary in writing to
require. The Depositary may withhold the delivery or registration of transfer of any American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are executed or such representations and warranties made. The Depositary shall in a timely manner provide the Company, upon the Companys reasonable written request and at its expense, with copies of any information or other material which it receives pursuant to Section 3.01 of the Deposit Agreement, to the extent that disclosure is permitted under applicable law. Each Owner and Holder agrees to provide any information requested by the Company or the Depositary pursuant to this Article 6. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Commonwealth of Australia, if any, which is then performing the function of the regulation of currency exchange.

7.  CHARGES OF
DEPOSITARY.

            The following charges shall
be incurred by any party depositing or
withdrawing Shares or by any party
surrendering American Depositary Shares
or to whom American Depositary  Shares
are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American
Depositary Shares or Deposited Securities or a delivery of American Depositary
Shares pursuant to Section 4.03 of the
Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other
governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for the delivery of American Depositary
Shares pursuant to Section 2.03, 4.03 or
4.04 of the Deposit Agreement and the
surrender of American Depositary Shares
pursuant to Section 2.05 or
6.02 of the Deposit Agreement, (6) a fee of $.05 or less per American Depositary Share
(or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary
Shares referred to above which would
have been charged as a result of the
deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will accrue be payable as provided in clause 9 below and (9) any other charges payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other
Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

            The Depositary, subject to
Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary
Shares.


            From time to time, the
Depositary may make payments to the
Company to reimburse and / or share
revenue from the fees collected from
Owners or Holders, or waive fees and
expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the American Depositary Shares program. In performing its duties under the Deposit
Agreement, the Depositary may use
brokers, dealers or other service providers that are affiliates of the Depositary.

8.  PRERELEASE OF
RECEIPTS.

            Notwithstanding Section
2.03 of the Deposit Agreement, the
Depositary may deliver American
Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a PreRelease). The
Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the surrender of American Depositary
Shares that have been PreReleased,
whether or not such cancellation is prior to the termination of such Pre Release or the Depositary knows that such American
Depositary Shares have been PreReleased.
The Depositary may receive American
Depositary Shares in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom American
Depositary Shares or Shares are to be
delivered, that such person, or its customer, owns the Shares or American Depositary
Shares to be remitted, as the case may be,
(b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary
Shares which are outstanding at any time as a result of PreRelease will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

            The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.

9.  TITLE TO RECEIPTS.

            It is a condition of this
Receipt and every successive Owner and
Holder of this Receipt by accepting or
holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York.
American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares unless such
Holder is the Owner thereof.


10.  VALIDITY OF
RECEIPT.

            This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for
any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.  REPORTS;
INSPECTION OF
TRANSFER BOOKS.

            The  Company  publishes
information  in  English  required  to
maintain the exemption from registration under Rule 12g32(b) under the United
States Securities Exchange Act of 1934, as amended, on its Internet web site at www.makoenergy.com.au or through the electronic information delivery system of the Australian Securities Exchange maintained on its internet website at www.asx.com.au.

            The Depositary will make
available for inspection by Owners at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.
The Depositary will also, upon written
request by the Company, send to Owners
copies of such reports when furnished by the Company pursuant to the Deposit
Agreement.

            The Depositary will keep
books, at its Corporate Trust Office, for the registration of American Depositary
Shares and transfers of American
Depositary Shares which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

12.  DIVIDENDS AND
DISTRIBUTIONS.

            Whenever the Depositary
receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States Dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit
Agreement, if applicable) to the Owners
entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.



            Subject to the provisions
of Section 4.11 and 5.09 of the Deposit
Agreement, whenever  the  Depositary
receives any distribution other than a distribution described in Section 4.01,
4.03 or 4.04 of the Deposit Agreement,
the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of
Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section
5.09 of the Deposit Agreement) will be
distributed by the Depositary to the
Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit
Agreement.  The Depositary may sell, by
public or private sale, an amount of
securities or other property it would
otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.

            If any distribution consists
of a dividend in, or free distribution of, Shares, the Depositary may, and shall, subject to the following sentence, if the Company shall so request, deliver to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary
Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit
Agreement and the payment of the fees
and expenses of the Depositary as
provided in Article 7 hereof and Section
5.09 of the Deposit Agreement (and the
Depositary may sell, by public or private sale, an amount of Shares received sufficient to pay its fees and expenses in respect of that distribution). The
Depositary may withhold any such
distribution of Receipts if it has not
received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities
Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01of the Deposit Agreement. If additional
American Depositary Shares are not so
delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the
Deposited Securities represented thereby.

            In the event that the
Depositary determines that any distribution in property (including Shares and rights to subscribe therefore) is subject to any tax or other governmental charge which the
Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefore) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

            The Depositary shall
forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

13.  RIGHTS.

            In the event that the
Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional
Shares or any rights of any other nature, the Depositary, after consultation with the Company to the extent practicable, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain
Owners but not to other Owners, the
Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefore in such form as it deems appropriate.

            In circumstances in which
rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such
Owner under the Deposit Agreement, the
Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and
(b) such Owner has executed such
documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.

            If the Depositary has
distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit
Agreement, deliver American Depositary
Shares to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article 13, such deposit shall be made, and Deposited
Securities shall be delivered, under depositary


arrangements which provide for issuance
of Deposited Securities subject to the
appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

            If the Depositary
determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit
Agreement) for the account of such
Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American
Depositary Shares or otherwise.

            The Depositary will not
offer rights to Owners unless both the
rights and the securities to which such
rights relate are either exempt from
registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement under the Securities Act of 1933 or applicable state securities laws with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective or otherwise to register such rights or securities under any other applicable laws for any purpose.
If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized United States counsel for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

            The Depositary shall not be
responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
14.  CONVERSION OF
FOREIGN CURRENCY.

            Whenever the Depositary or
the Custodian shall receive foreign
currency, by way of dividends or other
distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United
States, the Depositary shall convert or
cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American
Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit
Agreement.

            If such conversion or
distribution can be effected only with
the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided, however, that in no event shall the Company be required to make any such filing.

            If at any time the
Depositary shall determine that in its
judgment any foreign currency received
by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

            If any such conversion of
foreign currency, in whole or in part,
cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.  RECORD DATES.

            Whenever any cash
dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, or whenever for
any reason the Depositary causes a
change in the number of Shares that are
represented by each American
Depositary
Share, or whenever the Depositary shall
find it reasonably necessary, the
Depositary shall fix a record date which shall insofar as is reasonably practicable, be as close as possible to the record date established by the Company in respect of the Shares or other Deposited Securities (if applicable) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee or charge assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary
Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.  VOTING OF
DEPOSITED
SECURITIES.

            Upon receipt of notice of
any meeting of holders of Shares or other
Deposited Securities, if requested in
writing by the Company, the Depositary
shall, as soon as practicable thereafter, mail
to the Owners a notice, the form of which
notice shall be at the discretion of the
Depositary (unless otherwise advised to
the Depositary by the Company in
writing), which shall contain (a) such
information as is contained in such notice
of meeting received by the Depositary
from the Company, (b) a statement that
the Owners as of the close of business
on a specified record date will be entitled,
subject to any applicable provision of
Australian law and of the constitution or
similar document of the Company and any
other provisions governing Deposited
Securities, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given including
an  express  indication  that  instructions
may  be  given  (or  be  deemed  given  in
accordance  with  the  last  sentence  of
this  paragraph  if  no  instruction  is
received)  to  the Depositary to give a
discretionary proxy to a person
designated by the Company.   Upon the
written request of an Owner on such
record date, received on or before the
date established by the Depositary for
such purpose, the Depositary shall
endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary
Shares in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If (i) the Company has requested the Depositary to send a notice under this paragraph and has complied with the final paragraph of this
Article 16 and (ii) no instructions are
received by the Depositary from an Owner with respect to that Owners Deposited
Securities represented by American
Depositary Shares on or before the date
established by the Depositary for such
purpose, the Depositary shall deem such
Owner to have instructed the Depositary
to give  a  discretionary  proxy  to  a
person  designated  by  the  Company
with respect to such Deposited Securities and the Depositary shall, only if instructed by the Company in writing to do so, give a discretionary proxy to a person designated by the Company to vote such Deposited
Securities, provided, that no such
instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) substantial opposition exists or (y) such matter materially and adversely affects the rights of holders of Shares.

            There can be no assurance
that Owners generally or any Owner in
particular will receive the notice described in the preceding paragraph sufficiently prior to the instruction cut off date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

            In order to give Owners a
reasonable opportunity to instruct the
Depositary as to the exercise of voting
rights relating to Deposited Securities, if the Company will request the Depositary to act under this Article, the Company shall give the Depositary notice of any such meeting and details concerning the matters to be voted upon not less than 30 days prior to the meeting date.

17.  CHANGES
AFFECTING DEPOSITED
SECURITIES.

            Upon any splitup,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting
the Company or to which it is a party, or
upon the redemption or cancellation by the
Company of the Deposited Securities, any
securities, cash or property which shall be
received by the Depositary or a Custodian
in exchange for, in conversion of, in lieu of
or in respect of Deposited Securities shall,
if permitted by applicable law, be treated
as new Deposited Securities under the
Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, the right to receive
the new Deposited Securities so received,
unless additional Receipts are delivered
pursuant to the following sentence.   In
any such case the Depositary may, and
shall if the Company shall so reasonably request, execute and deliver additional
Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

            Immediately upon the
occurrence of any such splitup,
consolidation or any other reclassification covered by this Article 17 and Section
4.08 of the Deposit Agreement in respect of Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Companys expense, to Owners in accordance with Section 5.06 of the Deposit Agreement.

18.	LIABILITY OF
THE COMPANY AND
DEPOSITARY.

            Neither the Depositary nor
the Company nor any of their respective
directors, officers, employees, agents or
affiliates shall incur any liability to any
Owner or Holder, (i) if by reason of any
provision of any present or future law or
regulation of the United States, the
Commonwealth of Australia or any other
country, or of any governmental or
regulatory authority or stock exchange or
automated quotation system, or by
reason of any provision, present or
future, of the constitution or similar
document of the Company, or by reason of
any provision of any securities issued or
distributed by the Company, or any
offering or distribution thereof, or by
reason of any act of God or war or
terrorism or other circumstances beyond its
control, the Depositary or the Company
(or any of their respective directors,
officers, employees, agents or
affiliates) shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or the
Deposited Securities it is provided shall
be done or performed, (ii) by reason of
any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, (iii) by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement,  (iv)  for  the  inability  of  any
Owner  or  Holder  to  benefit  from  any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or holders, or (v) for
any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms
of a distribution pursuant to Section 4.01,
4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds
available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary (nor any of their
respective directors, officers, employees,
agents or affiliates) assume any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Holders,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company (nor any of their respective
directors, officers, employees, agents or
affiliates) shall be under any obligation to
appear in, prosecute or defend any
action, suit, or other proceeding in respect
of any Deposited Securities or in respect of
the American Depositary Shares, on behalf
of any Owner or Holder or any other
person.  Neither the Depositary nor the
Company (nor any of their respective
directors, officers, employees, agents or
affiliates) shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Holder, or any
other person believed by it in good faith
to be competent to give such advice or
information. Each of the Depositary, the
Company and their directors, officers,
employees, agents and controlling persons
may rely and shall be protected in acting
upon any written notice, request, direction
or other document believed by such person
to be genuine and to have been signed or
presented by the proper party or parties.
The Depositary shall not be responsible
for any failure to carry out any instructions
to vote any of the Deposited Securities or
for the manner in which any such vote is
cast or the effect of any such vote,
provided that any such action or nonaction
is in good faith.  The Depositary shall not
be liable for any acts or omissions made by
a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided
that in connection with the issue out of
which such potential liability arises, the
Depositary  performed  its  obligations
without  negligence  or  bad  faith  while
it  acted  as Depositary.  The Depositary
shall not be liable for the acts or omissions
made by any securities depository,
clearing  agency  or  settlement  system
in  the  Commonwealth  of  Australia  in
connection with or arising out of
bookentry settlement of Deposited
Securities or otherwise. The Company
agrees to indemnify the Depositary, its
directors, officers, employees, agents and
affiliates and any Custodian against, and
hold each of them harmless from, any
liability or
expense (including, but not limited to any
fees and expenses incurred in seeking,
enforcing or collecting such indemnity and
the reasonable fees and expenses of
counsel) which may arise out of or in
connection with (a) any registration with
the Commission of American Depositary
Shares or Deposited Securities or the offer
or sale thereof in the United States or (b)
acts performed or omitted, pursuant to the
provisions of or in connection with the
Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by
either the Depositary or a Custodian or
their respective directors, officers,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them,
or (ii) by the Company or any of its
directors, officers, employees, agents and
affiliates.    No  disclaimer  of  liability
under the Securities Act of 1933 is intended by any provision of the Deposit
Agreement.

19.RESIGNATION AND
REMOVAL OF THE
DEPOSITARY;
APPOINTMENT OF
SUCCESSOR CUSTODIAN.

            The  Depositary  may  at
any  time  resign  as  Depositary  under
the  Deposit Agreement by written notice
of its election to do so delivered to the
Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment  as  provided  in  the  Deposit
Agreement.    The Depositary may at any
time be removed by the Company by 120
days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary in its discretion may appoint a substitute or additional custodian or custodians.

20.	AMENDMENT.

            The form of the Receipts
and any provisions of the Deposit
Agreement may at any time and from time
to time be amended by agreement between
the Company and the Depositary without
the consent of Owners or Holders in any
respect which they may deem necessary or
desirable.   Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding
American Depositary Shares until the
expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding American
Depositary Shares. Every  Owner  and
Holder of American Depositary Shares, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender
American Depositary Shares and receive
therefore the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.

21.TERMINATION OF DEPOSIT
AGREEMENT.
            The   Company   may
terminate   the   Deposit   Agreement   by
instructing   the Depositary to mail notice
of termination to the Owners of all
American Depositary Shares then
outstanding  at  least  30  days  prior  to
the  termination  date  included  in  such
notice.    The Depositary may likewise
terminate the Deposit Agreement, if at any
time 60 days shall have expired after the
Depositary delivered to the Company a
written resignation notice and if a
successor depositary shall not have been
appointed and accepted its appointment as
provided in the Deposit Agreement; in
such case the Depositary shall mail a notice
of termination to the Owners of all
American Depositary Shares then
outstanding at least 30 days prior to the
termination date.   On and after the date
of termination, the Owner of American
Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American Depositary
Shares referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him, her or it or upon his, her or its order, of the amount of Deposited
Securities represented by those American
Depositary Shares.  If any American
Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American
Depositary Shares, shall suspend the
distribution of dividends to the Owners
thereof, shall not accept deposits of Shares, and shall not give any further notices or perform any further acts under the Deposit
Agreement, except that the Depositary
shall continue to collect dividends and
other distributions pertaining to Deposited
Securities, shall sell rights and other
property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary
Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited
Securities then held under the Deposit
Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.	DTC
DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM
            (a)  Notwithstanding
anything contrary in the Deposit
Agreement, the parties acknowledge that
the Direct Registration System (DRS) and
Profile Modification System (Profile) shall apply to uncertificated American
Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary
Shares, which ownership shall be
evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

            (b)  In connection with and
in accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Owner
(notwithstanding any requirements under
the Uniform Commercial Code).  For the
avoidance of doubt, the provisions of
Sections 5.03 and
5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reasonable reliance on and compliance with instructions received by the Depositary through the DRS/Profile
System and in accordance with the Deposit
Agreement shall not constitute negligence or bad faith on the part of the Depositary.

23.	SUBMISSION TO
JURISDICTION; JURY
TRIAL WAIVER;
WAIVER OF
IMMUNITIES.

            In  the  Deposit
Agreement,  the  Company  has  (i)
waived personal service of process upon it and consented that any service of process in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American
Depositary Shares, the Receipts or the
Deposit Agreement may be made by
certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed ten (10) days after the same shall have been so mailed, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process in the manner specified in the Deposit Agreement shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

            EACH PARTY TO THE
DEPOSIT AGREEMENT (INCLUDING,
FOR AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) HEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR
PROCEEDING AGAINST THE
COMPANY AND/OR THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES,
THE AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, THE
DEPOSIT  AGREEMENT  OR  ANY
TRANSACTION  CONTEMPLATED
HEREIN  OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING
WITHOUT LIMITATION ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY).

            To the extent that the
Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

24.	DISCLOSURE OF
INTERESTS.

            The Company may from
time to time request Owners to provide
information as to the capacity in which
such Owners own or owned American
Depositary Shares and regarding the
identity of any other persons then or
previously interested in such American
Depositary Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement. The Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with the Companys written instructions in respect of any such enforcement or limitation.